Exhibit 99.1

WASTE INDUSTRIES USA, INC. Reports First Quarter 2008 Financial Results

Raleigh, NC, Thursday, May 1, 2008 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported preliminary financial results for the quarter ended March 31, 2008.

Revenue increased 5.4% to $85.7 million, compared to $81.3 million for the quarter ended March 31, 2007. Operating income for the quarter increased 7.7% to $12.3 million, compared to $11.4 million for the same period in 2007. Operating income as a percentage of revenue increased to 14.4% for the first quarter 2008 from 14.0% for the same period in 2007. The 2008 first quarter results include approximately $0.7 million of fees related to the proposed going private transaction ($0.4 million, net of income taxes, or $0.03 per diluted share).

Income from continuing operations for the quarter was $5.6 million, or $0.39 per diluted share, a 2.8% increase from income from continuing operations of $5.4 million, or $0.39 per diluted share, for the first quarter of 2007. Net income for the quarter was $5.6 million, or $0.39 per diluted share, compared to net income of $5.6 million, or $0.40 per diluted share, for the first quarter of 2007.

Jim W. Perry, President and CEO of the Company, stated, “Keys to our results for the quarter were our continuing efforts to improve operating efficiencies, internalize more of our waste volume and adjust our pricing to meet the changing service requirements of our customers. Our near-term focus will continue to be on ways to improve our productivity, add more customers to existing routes, and leverage our overall cost structure.”

The Company will host a conference call to discuss its first quarter results on May 2, 2008 at 2:00 PM (Eastern Time). The call number is (877) 741-4253 and the confirmation number is 2934131. The conference call will also be broadcast live over the Internet at http://www.wasteindustries.com under the “Investor Relations” tab. A replay of the call will be available through May 16, 2008 and may be accessed by calling (888) 203-1112 and using confirmation number 2934131.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi and Georgia.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future performance plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as fuel prices, risks in the development and operation of landfills, managing growth, economic trends and weather that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2007	2008
Revenues:
Service revenues	$81,110	$85,499
Equipment sales	176	187

Total revenues	81,286	85,686

Operating costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	49,841	52,917
Cost of equipment sales	91	102
Selling, general and administrative	11,795	12,101
Depreciation and amortization	8,137	8,584
(Gain) loss on sale of property, equipment and other assets	2	(320)

Total operating costs and expenses	69,866	73,384

Operating income	11,420	12,302

Interest expense	2,419	1,990
Interest income	(28)	(46)
Other (income) expense	(92)	92

Total other expense, net	2,299	2,036

Income from continuing operations before income taxes	9,121	10,266
Income tax expense	3,687	4,679

Income from continuing operations	5,434	5,587

Discontinued operations:
Income from discontinued operations, net of income taxes	147	—

Net income	$5,581	$5,587

Earnings per share:
Basic:
Income from continuing operations	$0.39	$0.39
Income from discontinued operations	0.01	—

Net income	$0.40	$0.39

Diluted:
Income from continuing operations	$0.39	$0.39
Income from discontinued operations	0.01	—

Net income	$0.40	$0.39

Weighted-Average Number Of Shares Outstanding:
Basic	13,999	14,169
Diluted	14,123	14,265

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	December 31, 2007	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$4,361	$8,200
Receivables, net	35,129	34,352
Other	5,942	9,149

Total current assets	45,432	51,701

Property and equipment, net	234,034	240,882
Intangible assets, net	118,766	120,495
Other noncurrent assets	10,801	7,554

Total assets	$409,033	$420,632

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,143	$7,143
Accounts payable - trade	15,703	14,899
Other accrued liabilities and deferred revenues	28,165	33,323

Total current liabilities	51,011	55,365

Long-term debt, net of current maturities	157,926	158,355
Deferred taxes and related contingencies	27,121	27,113
Other liabilities	9,586	11,202

Total liabilities	245,644	252,035
Shareholders’ equity:	163,389	168,597

Total liabilities and shareholders’ equity	$409,033	$420,632

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2008
Operating Activities:
Net income	$5,581	$5,587
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,137	8,584
Landfill accretion expense	130	132
Amortization of debt issuance costs	102	104
(Gain) loss on sale of property and equipment and other assets	2	(320)
Stock compensation expense	158	137
Deferred income taxes	253	215
Change in fair value of commodity hedges	1,070	388
Provision for doubtful accounts	412	717
Changes in operating assets and liabilities, net of effects from acquisition and disposition of related businesses	4,766	3,187

Net cash provided by operating activities	20,611	18,731

Investing Activities:
Acquisitions of operations	(5,746)	(4,531)
Purchases of property and equipment	(4,538)	(13,886)
Proceeds from sale of property and equipment and other assets	417	475
Other	(173)	2,660

Net cash used in investing activities	(10,040)	(15,282)

Financing Activities:
Proceeds from issuance of long-term debt	8,000	18,000
Principal payments of long-term debt	(19,674)	(17,571)
Principal payments of capital lease obligations	(85)	(47)
Excess tax benefit from stock option exercises	91	2
Net proceeds from exercise of stock options	807	6

Net cash (used in) provided by financing activities	(10,861)	390

(Decrease) increase in cash and cash equivalents	(290)	3,839
Cash and cash equivalents, beginning of period	1,656	4,361

Cash and cash equivalents, end of period	$1,366	$8,200

Supplemental disclosures of cash flow information:

Cash paid for interest	$2,846	$2,221

Cash paid for taxes	$154	$663

EARNINGS RELEASE - SUPPLEMENTAL DATA (dollars in thousands)

	QUARTER ENDED
	3/31/07	3/31/08
REVENUE MARGINS
Operating expenses including cost of equipment sales	61.4%	61.9%
S G & A	14.5%	14.1%
Depreciation and amortization	10.0%	10.0%
Interest expense, (net)	2.9%	2.3%
Income from continuing operations (pre-tax)	11.2%	12.0%
Income tax expense	4.5%	5.5%
Income from continuing operations	6.7%	6.5%
SERVICE REVENUE MIX
Collection:
Industrial	$21,824	$20,069
Commercial	23,159	24,965
Residential	19,803	21,084
Disposal and transfer	11,549	10,853
Recycling service	1,102	1,122
Recycled commodity sales	318	1,278
Convenience sites	1,652	1,401
Other	1,703	4,727

Total Service Revenue	$81,110	$85,499

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION AND ACCRETION*
Operating income	$11,420	$12,302
Accretion	130	132
Depreciation and amortization	8,137	8,584

Operating income before depreciation, amortization and accretion	$19,687	$21,018

CAPITAL EXPENDITURES DETAIL
Collection & Transportation	$3,732	$8,784
Landfill Development	806	5,102

Total capital expenditures	$4,538	$13,886

FREE CASH FLOW RECONCILIATION *
Net cash provided by operating activities	$20,611	$18,731
Less: Capital expenditures	(4,538)	(13,886)
Plus: Proceeds from disposal of assets	417	475

Free cash flow	$16,490	$5,320

	12/31/07	3/31/08
DEBT TO TOTAL CAPITAL
(includes capital leases)	50.3%	50.0%
TOTAL LIABILITIES TO EQUITY	1.5	1.5
DAYS SALES OUTSTANDING	32	31

Q1 2008
SERVICE REVENUE GROWTH
Price	1.0%
Volume	-2.3%
Energy surcharge	2.3%

Total internal growth	1.0%
Recycling commodities	1.2%
Acquisitions	3.2%

Total service revenue growth	5.4%

*	Operating income before depreciation, amortization and accretion and free cash flow are considered non-GAAP financial measures. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of property and equipment and other assets. Operating income before depreciation, amortization and accretion and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. The Company’s definition of operating income before depreciation, amortization and accretion and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of operating income before depreciation, amortization and accretion is useful to investors because it provides important information of the Company’s operating performance exclusive of certain non-cash costs. The Company has included information concerning free cash flow because it believes it provides additional information for determining its ability to meet debt service requirements and that this measure is an indicator upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets free cash flow trends as a measure of its liquidity.